EXHIBIT 5.2

CONSENT OF DAVIES WARD PHILLIPS & VINEBERG LLP

BY SEDAR

Barrick Gold Corporation

British Columbia Securities Commission

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

The Manitoba Securities Commission

Ontario Securities Commission

Autorité des marchés financiers du Québec

Nova Scotia Securities Commission

Financial and Consumer Services Commission, New Brunswick

Office of the Superintendent of Securities, Prince Edward Island

Office of the Superintendent of Securities Service Newfoundland and Labrador

Northwest Territories Securities Office

Nunavut Securities Office

Office of the Superintendent of Securities, Yukon Territory

Barrick Gold Corporation

We refer to the short form prospectus dated October 31, 2013 (the “Prospectus”) of Barrick Gold Corporation (“Barrick”), which Prospectus is included in Barrick’s registration statement on Form F-10 (as filed with the United States Securities and Exchange Commission on October 31, 2013 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”)).

We hereby consent to the use of our firm name on the cover page of the Prospectus and under the headings “Legal Matters” and “Documents Filed as Part of the Registration Statement”, and consent to the use of our firm name and the reference to our opinion under the heading “Enforceability of Certain Civil Liabilities”.

We confirm that we have read the Prospectus and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus that are derived from our opinions referred to above or that are within our knowledge as a result of the services we performed in connection with such opinions.

This letter is delivered to the addressees pursuant to the requirements of securities legislation and is not to be used or relied upon for any other purpose. In giving the consents above, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

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DATED this 31st day of October, 2013.

Yours very truly,

/s/ Davies Ward Phillips & Vineberg
Name:
Title: